SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 6, 1999
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                                   AETNA INC.

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               (Exact name of Registrant as Specified in Charter)


         CONNECTICUT                   1-11913                   02-0488491
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 (State or Other Jurisdiction      (Commission File             (IRS Employer
      of Incorporation)                Number)               Identification No.)

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151 FARMINGTON AVENUE, HARTFORD, CONNECTICUT                        06156
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(Address of Principal Executive Offices)                          (Zip Code)

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Registrant's telephone number, including area code  (860) 273-0123
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

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Item 2.  Acquisition or Disposition of Assets.

On August 6, 1999, Aetna Inc. and certain of its subsidiaries completed the acquisition of the Prudential HealthCare business for approximately $1 billion. The purchase price included $500 million of senior notes of Aetna Services, Inc. guaranteed by Aetna Inc. (the "Senior Notes") and 1,000,000 stock appreciation rights to purchase Aetna's Common Stock issued to the Seller
(the "SARs").

The certificate representing the SARs and the related registration rights agreement are attached hereto as Exhibits 4.01 and 4.02, respectively. The senior indenture pursuant to which the Senior Notes were issued is attached hereto as Exhibit 4.03. All exhibits are incorporated herein by reference.

Item 7.  Exhibits.

Exhibit 4.01 Certificate representing Stock Appreciation Rights to purchase common stock of Aetna Inc. dated August 6, 1999.

Exhibit 4.02 Registration Rights Agreement dated as of August 6, 1999 by and between Aetna Inc. and The Prudential Insurance Company of

               America.

Exhibit 4.03 Indenture dated as of August 5, 1999 by and among Aetna Inc., Aetna Services, Inc. and State Street Bank and Trust Company of

               Connecticut, National Association.



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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      AETNA INC.

                                      By: /s/ Alan M. Bennet
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                                          Name: Alan M. Bennet
                                          Title: Corporate Controller

August 9, 1999



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